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               Consent of Independent Certified Public Accountants


First Investors Fund For Income, Inc.
95 Wall Street
New York, New York  10005

         We consent to the use in Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A (File No. 2-38309) of our report dated January 30, 1998 relating to the December 31, 1997 financial statements of First Investors Fund For Income, Inc., which are included in said Registration Statement.



                                                   /s/Tait, Weller & Baker
                                                   ----------------------------
                                                   TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 20, 1998